Exhibit 99.1

CITI TRENDS ANNOUNCES THIRD QUARTER 2022 RESULTS

Total third quarter sales of $192.3 million with gross margin of 39.8%

Comparable sales decreased 18.3% vs. 19.7% increase in Q3 2021 vs. Q3 2019; 3 year stack of 1.4%

Net income of $24.6 million; adjusted operating income* of $2.4 million

Diluted EPS of $3.02; adjusted diluted EPS* of $0.24 vs. diluted loss per share of ($0.09) in 2019

Completes second sale-leaseback transaction for $36 million; Q3 cash balance of $77.8 million

Reiterates Second Half 2022 guidance

SAVANNAH, GA (November 29, 2022) — Citi Trends, Inc. (NASDAQ: CTRN), a leading specialty value retailer of apparel, accessories and home trends for way less spend primarily for African American and Latinx families in the United States, today reported results for the third quarter ended October 29, 2022.

The Company is reporting select operating results for the third quarter and the nine months ending October 29, 2022 relative to the same periods of 2019 due to the unique operating environment resulting from the COVID-19 pandemic and related government stimulus in 2020 and 2021.

Financial Highlights – Third Quarter 2022

●	Total sales of $192.3 million decreased 15.6% vs. Q3 2021 and increased 5.1% vs. Q3 2019; comparable sales decreased 18.3% compared to Q3 2021 on top of a 19.7% increase in Q3 2021 vs. Q3 2019; 3 year stack of 1.4%
●	Comparable store transactions vs. prior year sequentially improved 760 bps from Q2 2022 to Q3 2022, an improvement of 1,270 bps from Q1 2022
●	Gross margin of 39.8% vs. 40.3% in Q3 2021 and 37.4% in Q3 2019
●	SG&A expense dollars declined 7.6% vs. Q3 2021; SG&A expenses deleveraged 310 bps vs. Q3 2021 to 35.9% of total sales on lower sales base and deleveraged 10 bps vs. Q3 2019
●	Operating income of $31.6 million, or $2.4 million as adjusted* for the gain on the sale of a distribution center, compared to $11.6 million in Q3 2021 and compared to operating loss of ($1.6) million in Q3 2019
●	Net income of $24.6 million vs. net loss of ($1.1) million in 2019
●	Adjusted EBITDA* of $7.5 million compared to $17.1 million in Q3 2021 and $2.9 million in Q3 2019
●	Diluted EPS of $3.02, or $0.24 as adjusted*, vs. diluted EPS of $1.03 in Q3 2021 and diluted loss per share of ($0.09) in Q3 2019
●	Quarter-end total dollar inventory increased 1.3% vs. Q3 2021 vs. an increase of 25.5% at end of Q2 2022; decreased 5.1% compared to Q3 2019
●	Cash of $77.8 million at the end of the quarter, with no debt and no borrowings under a $75 million credit facility

Financial Highlights – 39 weeks ended October 29, 2022

●	Total sales of $585.6 million decreased 22.0% vs. 2021 and increased 2.6% vs. 2019; comparable sales decreased 24.5% compared to 2021 on top of a 26.9% increase in 2021 vs. 2019; 3 year stack of 2.4%
●	Gross margin of 39.0% vs. 41.3% in 2021 and 37.4% in 2019
●	Operating income of $67.9 million, or $3.8 million as adjusted* for the gain on the sale of two distribution centers, vs. $66.9 million in 2021 and $7.3 million in 2019, or $8.3 million as adjusted*

●	Net income of $52.3 million, or $2.9 million as adjusted*, vs. $52.4 million in 2021 and $7.1 million in 2019, or $8.0 million as adjusted*
●	Adjusted EBITDA* of $19.6 million vs. $82.2 million in 2021 and $22.6 million in 2019
●	Diluted EPS of $6.34, or $0.35 as adjusted*, vs. diluted EPS of $5.71 in 2021 and $0.60 in 2019, or $0.67 as adjusted*

Chief Executive Officer Comments

David Makuen, Chief Executive Officer, said, “Despite a challenging inflationary climate, we delivered on our third quarter internal expectations, demonstrating the resiliency of our agile operating model and the continued loyalty of our customers. We generated a healthy gross margin rate of 39.8% and adjusted operating income of $2.4 million, ending the quarter with only 1.3% more inventory than last year. We remain committed to controlling expenses while maintaining a strong cash position as we maximize the impact our Buy, Move, Sell and Support teams can have on improving our operating capabilities.”

Mr. Makuen continued, “As we look to the final quarter of the year, our stores are ready for the holiday season and are excited to help our customers Gift Big and Spend Less. With a successful Black Friday weekend in our rearview mirror, we look forward to many big selling days ahead as we close out this dynamic year. We are knee deep in planning for an exciting 2023 anchored by reimagined processes, revved up leadership and meaningful technology and infrastructure solutions positioning us to achieve our long-term vision for growth.”

Capital Return Program Update

In the third quarter, the Company did not repurchase any shares of its common stock. During the 39 weeks ending October 29, 2022, the Company repurchased approximately 331,000 shares of its common stock at an aggregate cost of $10.0 million. At the end of the third quarter of 2022, $50.0 million remained available under the Company’s share repurchase program.

Sale-Leaseback Update

As previously announced, the Company underwent a comprehensive review of its owned real estate. As a result, in September, the Company completed the sale-leaseback transaction with an affiliate of Oak Street Real Estate Capital, LLC, a division of Blue Owl, for its distribution center located in Roland, Oklahoma for $36 million.

Guidance

The Company is reiterating its guidance for the second half of 2022, as set forth in the second quarter 2022 earnings release. That guidance, which included the impact of the sale-leaseback of the Roland distribution center, is as follows:

●	Expects low single digit increase in second half total sales compared to first half total sales
●	Expects gross margin to remain in the high 30s to low 40s range for the second half
●	Expects significantly less SG&A expense deleverage in the second half vs. the same period in the prior year as a result of swift expense reduction actions net of incremental lease expense from the sale-leaseback transactions
●	Expects second half operating income to be approximately in line with the second half of 2019
●	Expects year-end cash balance of approximately $85 million to $100 million

Investor Conference Call and Webcast

Citi Trends will host a conference call today at 9:00 a.m. ET. The number to call for the live interactive teleconference is (312) 281-1210. A replay of the conference call will be available until December 6, 2022, by dialing (402) 977-9140 and entering the passcode, 22021130.

The live broadcast of Citi Trends' conference call will be available online at the Company's website, cititrends.com, under the Investor Relations section, beginning today at 9:00 a.m. ET. The online replay will follow shortly after the call and will be available for replay for one year.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end. The Company’s responses to questions, as well as other matters discussed during the call, may contain or constitute information that has not been disclosed previously.

About Citi Trends

Citi Trends, Inc. is a leading specialty value retailer of apparel, accessories and home trends for way less spend primarily for African American and Latinx families in the United States. The Company operates 615 stores located in 33 states. For more information, visit cititrends.com or your local store.

*Non-GAAP Financial Measures

The historical non-GAAP financial measures discussed herein are reconciled to their corresponding GAAP measures at the end of this press release.

Forward-Looking Statements

All statements other than historical facts contained in this news release, including statements regarding the Company’s future financial results and position, business policy and plans, objectives and expectations of management for future operations and capital allocation expectations, are forward-looking statements that are subject to material risks and uncertainties. The words "believe," "may," "could," "plans," "estimate," “expects,” "continue," "anticipate," "intend," "expect," “upcoming,” “trend” and similar expressions, as they relate to the Company, are intended to identify forward-looking statements, although not all forward-looking statements contain such language. Statements with respect to earnings, sales or new store guidance are forward-looking statements. Investors are cautioned that any such forward-looking statements are subject to the finalization of the Company’s quarter-end financial and accounting procedures, are not guarantees of future performance or results, and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Actual results or developments may differ materially from those included in the forward-looking statements as a result of various factors which are discussed in our Annual Reports and Quarterly Reports on Forms 10-K and 10-Q, respectively, and any amendments thereto, filed with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, uncertainties relating to general economic conditions, including inflation, energy and fuel costs, unemployment levels, and any deterioration whether caused by acts of war, terrorism, political or social unrest (including any resulting store closures, damage or loss of inventory) or other factors; changes in market interest rates and market levels of wages; natural disasters such as hurricanes; public health emergencies such as the ongoing COVID-19 pandemic and associated containment and remediation efforts, the potential negative impacts of COVID-19 on the global economy and foreign sourcing; the impacts of COVID-19 on the Company's financial condition, business operations and liquidity, including the re-closure of any or all of the Company’s retail stores and distribution centers; transportation and distribution delays or interruptions; changes in freight rates; the Company’s ability to attract and retain workers; the Company’s ability to negotiate effectively the cost and purchase of merchandise inventory risks due to shifts in market demand; the Company’s ability to gauge fashion trends and changing consumer preferences; consumer confidence and changes in consumer spending patterns; competition within the industry; competition in our markets; the duration and extent of any economic stimulus programs; changes in product mix; interruptions in suppliers’ businesses; temporary changes in demand due to weather patterns; seasonality of the Company’s business; changes in market interest rates and market levels of wages; the results of pending or threatened litigation; delays associated with building, remodeling, opening and operating new stores; and delays associated with building and opening or expanding new or existing distribution centers. Any forward-looking statements by the Company, with respect to guidance, the repurchase of shares pursuant to a share repurchase program, or otherwise, are intended to speak only as of the date such statements are made. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

Contact:

Tom Filandro/Rachel Schacter
ICR, Inc. CitiTrendsIR@icrinc.com

CITI TRENDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Thirteen Weeks Ended
	October 29, 2022	October 30, 2021	November 2, 2019
Net sales	$192,323	$227,959	$183,050

Cost of sales (exclusive of depreciation shown separately below)	(115,741)	(136,071)	(114,579)
Selling, general and administrative expenses	(69,092)	(74,784)	(65,539)
Depreciation	(5,076)	(5,527)	(4,520)
Gain on sale-leaseback	29,168	—	—
Income (loss) from operations	31,582	11,577	(1,588)
Interest income	202	18	421
Interest expense	(76)	(76)	(39)
Income (loss) before income taxes	31,708	11,519	(1,206)
Income tax (expense) benefit	(7,120)	(2,505)	122
Net income (loss)	$24,588	$9,014	$(1,084)

Basic net income (loss) per common share	$3.02	$1.04	$(0.09)
Diluted net income (loss) per common share	$3.02	$1.03	$(0.09)

Weighted average number of shares outstanding
Basic	8,145	8,706	11,636
Diluted	8,145	8,787	11,636

	Thirty-Nine Weeks Ended
	October 29, 2022	October 30, 2021	November 2, 2019
	(unaudited)	(unaudited)	(unaudited)
Net sales	$585,550	$750,621	$570,912

Cost of sales (exclusive of depreciation shown separately below)	(357,341)	(440,404)	(357,429)
Selling, general and administrative expenses	(208,599)	(228,059)	(191,975)
Depreciation	(15,793)	(15,218)	(13,741)
Asset impairment	—	—	(472)
Gain on sale-leasebacks	64,088	—	—
Income from operations	67,905	66,940	7,295
Interest income	204	24	1,214
Interest expense	(230)	(200)	(117)
Income before income taxes	67,879	66,764	8,392
Income tax expense	(15,624)	(14,363)	(1,311)
Net income	$52,255	$52,401	$7,081

Basic net income per common share	$6.34	$5.77	$0.60
Diluted net income per common share	$6.34	$5.71	$0.60

Weighted average number of shares outstanding
Basic	8,237	9,081	11,831
Diluted	8,237	9,179	11,842

CITI TRENDS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands)

	October 29, 2022	October 30, 2021
	(unaudited)	(unaudited)
Assets:
Cash and cash equivalents	$77,771	$12,023
Short-term investment securities	—	35,462
Inventory	128,511	126,899
Prepaid and other current assets	12,903	19,392
Property and equipment, net	60,912	71,945
Operating lease right of use assets	264,667	196,529
Deferred tax assets	873	—
Other noncurrent assets	1,218	5,319
Total assets	$546,855	$467,569

Liabilities and Stockholders' Equity:
Accounts payable	$83,451	$102,599
Accrued liabilities	30,528	41,306
Current operating lease liabilities	48,294	47,141
Other current liabilities	1,486	1,870
Noncurrent operating lease liabilities	222,430	163,390
Other noncurrent liabilities	2,204	2,003
Total liabilities	388,393	358,309

Total stockholders' equity	158,462	109,260
Total liabilities and stockholders' equity	$546,855	$467,569

CITI TRENDS, INC.

RECONCILIATION OF GAAP BASIS OPERATING RESULTS TO

ADJUSTED NON-GAAP OPERATING RESULTS

(unaudited)

(in thousands, except per share data)

The Company makes reference in this release to adjusted net income, adjusted earnings per diluted share, adjusted operating income, EBITDA and Adjusted EBITDA. The Company believes these supplemental measures reflect operating results that are more indicative of the Company's ongoing operating performance while improving comparability to prior and future periods, and as such, may provide investors with an enhanced understanding of the Company's past financial performance and prospects for the future. This information is not intended to be considered in isolation or as a substitute for net income or earnings per diluted share prepared in accordance with generally accepted accounting principles (GAAP).

	Thirteen Weeks Ended October 29, 2022
	As Reported	Adjustment (1)	As Adjusted
Net sales	$192,323	$—	$192,323

Cost of sales (exclusive of depreciation shown separately below)	(115,741)	—	(115,741)
Selling, general and administrative expenses	(69,092)	—	(69,092)
Depreciation	(5,076)	—	(5,076)
Gain on sale-leaseback	29,168	(29,168)	—
Income from operations	31,582	(29,168)	2,414
Interest income	202	—	202
Interest expense	(76)	—	(76)
Income before income taxes	31,708	(29,168)	2,540
Income tax expense	(7,120)	6,550	(570)
Net income	$24,588	$(22,618)	$1,970

Basic net income per common share	$3.02		$0.24
Diluted net income per common share	$3.02		$0.24

Weighted average number of shares outstanding
Basic	8,145		8,145
Diluted	8,145		8,145

	Thirty-Nine Weeks Ended October 29, 2022
	As Reported	Adjustment (1)	As Adjusted
Net sales	$585,550	$—	$585,550

Cost of sales (exclusive of depreciation shown separately below)	(357,341)	—	(357,341)
Selling, general and administrative expenses	(208,599)	—	(208,599)
Depreciation	(15,793)	—	(15,793)
Gain on sale-leasebacks	64,088	(64,088)	—
Income from operations	67,905	(64,088)	3,817
Interest income	204	—	204
Interest expense	(230)	—	(230)
Income before income taxes	67,879	(64,088)	3,791
Income tax expense	(15,624)	14,751	(873)
Net income	$52,255	$(49,337)	$2,918

Basic net income per common share	$6.34		$0.35
Diluted net income per common share	$6.34		$0.35

Weighted average number of shares outstanding
Basic	8,237		8,237
Diluted	8,237		8,237

	Thirty-Nine Weeks Ended November 2, 2019
	As Reported	Adjustment (2)	As Adjusted
Net sales	$570,912	$—	$570,912

Cost of sales (exclusive of depreciation shown separately below)	(357,429)	—	(357,429)
Selling, general and administrative expenses	(191,975)	1,042	(190,933)
Depreciation	(13,741)	—	(13,741)
Asset impairment	(472)	—	(472)
Income from operations	7,295	1,042	8,337
Interest income	1,214	—	1,214
Interest expense	(117)	—	(117)
Income before income taxes	8,392	1,042	9,434
Income tax expense	(1,311)	(163)	(1,474)
Net income	$7,081	$879	$7,960

Basic net income per common share	$0.60		$0.67
Diluted net income per common share	$0.60		$0.67

Weighted average number of shares outstanding
Basic	11,831		11,831
Diluted	11,842		11,842

(1)  Gain on sale of building(s) and related tax effects

(2)  Proxy contest expenses and related tax effects

CITI TRENDS, INC.

RECONCILIATION OF GAAP BASIS OPERATING RESULTS TO

ADJUSTED NON-GAAP OPERATING RESULTS

(unaudited)

(in thousands)

	Thirteen Weeks Ended
	October 29, 2022	October 30, 2021	November 2, 2019
Net income (loss)	$24,588	$9,014	$(1,084)
Interest income	(202)	(18)	(421)
Interest expense	76	76	39
Income tax expense (benefit)	7,120	2,505	(122)
Depreciation	5,076	5,527	4,520
EBITDA	$36,658	$17,104	$2,932
Gain on sale-leaseback	(29,168)	—	—
Adjusted EBITDA	$7,490	$17,104	$2,932

	Thirty-Nine Weeks Ended
	October 29, 2022	October 30, 2021	November 2, 2019
Net income	$52,255	$52,401	$7,081
Interest income	(204)	(24)	(1,214)
Interest expense	230	200	117
Income tax expense	15,624	14,363	1,311
Depreciation	15,793	15,218	13,741
EBITDA	$83,698	$82,158	$21,036
Gain on sale-leasebacks	(64,088)	—	—
Asset impairment	—	—	472
Proxy contest expenses	—	—	1,042
Adjusted EBITDA	$19,610	$82,158	$22,550